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EXHIBIT 10.41




                             Wang Laboratories, Inc.
                            600 Technology Park Drive
                         Billerica, Massachusetts 01821




                                                     March 26, 1997



Mr. Joseph M. Tucci
10 Mountain Laurel Boulevard, #604
Nashua, New Hampshire  03060

Dear Joe:

         Wang Laboratories, Inc. ("WLI") is pleased to offer you continued employment as its Chairman of the Board of Directors and Chief Executive Officer under the terms and conditions set forth below.

1.       TERM

         The Term of this amended and restated employment agreement (this "Agreement") will begin on February 18, 1997 (the "Effective Date").

2.       ANNUAL COMPENSATION

         (a) Commencing with the Effective Date, you will receive compensation for Fiscal Year 1997 as follows:

                  (i)      Base salary at an annual rate of $750,000.

                  (ii) A bonus to be determined by the Board of Directors, based upon your performance, to be targeted at 100% of your annual base salary, provided that your bonus payment for Fiscal Year 1997 shall be at least $500,000.

                  (iii) A special bonus payment of $4,000,000 on or about March 24, 1997. By your acceptance of this special bonus payment, you agree that if your employment with WLI is terminated prior to March 24, 1998, you will promptly repay to WLI the full amount of this special


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Mr. Joseph M. Tucci
March 26, 1997
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                           bonus payment, unless such termination is (A) by
                           reason of your death or disability, (B) by you prior to the occurrence of a Change in Control (as defined below) by reason of an Involuntary Resignation (as defined below), (C) by you following the occurrence of a Change in Control with Good Reason (as defined below) or (D) by WLI other than for Section 7(b) Reasons (as defined below).

                  (iv) Effective as of the Effective Date, WLI hereby forgives all amounts under that certain Non-Negotiable Secured Promissory Note dated as of June 21, 1994, between you and WLI, as amended, in the original principal amount of $355,071.01, and releases to you all shares of WLI's common stock, par value $.01 per share ("Common Stock") held as collateral for the loan evidenced by such note pursuant to that certain Pledge Agreement dated as of June 21, 1994, between you and WLI, as amended.

                  (v) As soon as practicable after the Effective Date and in lieu of the grant of restricted stock referred to in that certain letter dated February 19, 1997 from WLI to you regarding the restated terms of your employment (the "Initial Letter"), WLI will issue to you 230,000 shares of restricted Common Stock pursuant to a Restricted Stock Agreement substantially in the form of Exhibit A hereto.



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Mr. Joseph M. Tucci
March 26, 1997
Page 3

                  (vi) As soon as practicable after the Effective Date and in lieu of the long-term incentive referred to in the Initial Letter, WLI will grant to you an option to purchase 365,000 shares of Common Stock pursuant to a Non-Qualified Long Term Incentive Option grant substantially in the form of Exhibit B hereto.

         (b) Your compensation for Fiscal Year 1998 and the fiscal years thereafter shall consist of:

                  (i) A $750,000 annual base salary, subject to upward adjustment in the discretion of the Board of Directors.

                  (ii) A bonus to be determined by the Board of Directors, based upon your performance, to be targeted at 100% of your annual base salary.

3.       RETIREMENT

         You will continue to be entitled to such retirement program as is available to WLI employees generally.

4.       AUTOMOBILE

         You will continue to be provided with an automobile by WLI in accordance with the WLI policy covering the same.

5.       SEVERANCE

         For the purpose of this Section 5, your Anticipated Annual Compensation shall be $1,500,000. If your employment is terminated by WLI other than for Section 7(b) Reasons, or if you cease to be the Chief Executive Officer and Chairman of the Board of WLI, or, without your consent, there is an adverse change in your compensation (other than a change in benefits generally applicable to all officers under Section 3, 4 or 6 herein) and you choose to resign (your resignation after any such event being referred to herein as an "Involuntary Resignation"), WLI shall pay or provide to you, as liquidated damages in full settlement of all of your rights under this Agreement (except as specifically provided in

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Mr. Joseph M. Tucci
March 26, 1997
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         Section 2(a)(iii), (iv), (v) or (vi) herein):

         (a) immediately upon termination or resignation, a lump sum payment equal to your Anticipated Annual Compensation ($1,500,000), plus

         (b) commencing one month after termination or resignation and ending 12 months thereafter, 12 equal monthly payments of $250,000 each (consisting of one-twelfth (1/12) of twice your Anticipated Annual Compensation), plus

         (c) for the one-year period commencing upon termination or resignation, health and dental insurance coverage on substantially the same basis as provided to you prior to such period, at no cost to you.

6.       OTHER BENEFITS

         WLI will make health and dental coverage available to you in accordance with existing WLI plans available to all employees. WLI will also provide term life insurance to you, based on your insurability, in the amount of five (5) times your base salary. In addition to the matters described above, you shall be employed and entitled to benefits on at least the same terms as those applicable to WLI's employees generally relative to your position and responsibility. All amounts of compensation re ferred to in this Agreement are subject to withholding as required by law.

7.       MISCELLANEOUS

         (a) In connection herewith, WLI and you are entering into a second amendment, in the form attached as Exhibit C hereto, to the Agreement, dated as of February 23, 1994 (as amended on August 21, 1995 and on the date hereof, the "Change in Control Agreement"), between you and WLI. The terms Change in Control and Good Reason used herein shall have the meanings ascribed to them in the Change in Control Agreement.

         (b) The term Section 7(b) Reasons used herein shall mean the willful and continued failure by you




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Mr. Joseph M. Tucci
March 26, 1997
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                  to substantially perform your duties with WLI, a substantial, and not DE MINIMUS, violation by you of the WLI's Standard of Ethics and Business Conduct or its Rules of Employee Conduct (and any successor documents, however titled), as the same are in effect from time to time, or your conviction of a felony.

         (c) This Agreement (including the exhibits hereto) sets forth the entire agreement and understanding with respect to the subject matter hereof and supersedes your existing employment agreement, dated March 9, 1993, as amended through the date hereof, and the Initial Letter. The Change in Control Agreement shall remain in full force and effect.



                                            WANG LABORATORIES, INC.



                                            By:  /s/ Joseph J. Kroger
                                                 ------------------------
                                                 Joseph J. Kroger
                                                 Chairman, Organization,
                                                 Compensation and
                                                 Nominating Committee of
                                                 Board of Directors


AGREED TO:


/s/ Joseph M. Tucci
--------------------
JOSEPH M. TUCCI